EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

Investor Relations 847-607-2012

Conference call to be held February 4, 2016 4:00 p.m. Central time – Dial 866-516-6872 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through March 4th by dialing 855-859-2056, access code 21498985. To hear a live simulcast of the call or access the audio archive, visit the investor relations page on www.stericycle.com.

STERICYCLE, INC. REPORTS RESULTS
FOR THE FOURTH QUARTER AND FULL YEAR ENDED 2015

Lake Forest, Illinois, February 4, 2016—Stericycle, Inc. (NASDAQ:SRCL) today reported financial results for the fourth quarter and the full year of 2015.

FOURTH QUARTER RESULTS
Revenues for the quarter ended December 31, 2015 were $888.3 million, up $211.4 million or 31.2%, from $676.9 million in the fourth quarter last year. Acquisitions contributed approximately $200.0 million in revenues to the current period’s growth. Revenues increased 35.2% compared to the prior period when adjusted for unfavorable foreign exchange impact of $26.9 million.
Gross profit, reported in accordance with U.S. generally accepted accounting principles (“GAAP”), was $380.4 million, up 33.5% from $285.0 million in the fourth quarter last year. GAAP gross profit as a percent of revenues was 42.8% compared to 42.1% in the fourth quarter last year. Non-GAAP gross profit, when adjusted for various items identified in the second of the following tables, was $380.9 million, up 33.5% from $285.4 million in the fourth quarter last year. Non-GAAP gross profit as a percent of revenues was 42.9% compared to 42.2% in the fourth quarter last year.
GAAP earnings per diluted share decreased 16.4% to $0.80 from $0.96 in the fourth quarter last year. Non-GAAP earnings per diluted share, when adjusted for various items identified in the third of the following tables, decreased 0.9% to $1.11 from $1.12 in the fourth quarter last year. See tables below.

FULL-YEAR RESULTS
Revenues for the full year 2015 were $2.99 billion, up $430.3 million or 16.8%, from $2.56 billion in the same period last year. Acquisitions contributed approximately $378.5 million in revenues to the current year’s growth. Revenues increased 21.2% compared with the prior period when adjusted for unfavorable foreign exchange impact of $110.2 million.
GAAP gross profit was $1.27 billion, up 15.7% from $1.09 billion in the same period last year. GAAP gross profit as a percent of revenues was 42.4% compared to 42.8% in the same period last year. Non-GAAP gross profit, when adjusted for various items identified in the second of the following tables, was $1.27 billion, up 15.5% from $1.10 billion in the same period as last year. Non-GAAP gross profit as a percent of revenues was 42.5% compared to 42.9% in the same period last year.
GAAP earnings per diluted share decreased 21.7% to $2.96 from $3.79 in 2014. Non-GAAP earnings per diluted share, when adjusted for various items identified in the third of the following tables, increased 3.0% to $4.40 from $4.27. See tables below.

The following table shows our calculations of organic revenue growth (in millions)(1)

	Three Months Ended December 31,				Years Ended December 31,
			Change				Change
	2015	2014	$	%	2015	2014	$	%
Total As Reported Revenues (GAAP)	$888.3	$676.9	$211.4	31.2%	$2,985.9	$2,555.6	$430.3	16.8%
Adjustment for Foreign Exchange	26.9		26.9		110.2		110.2
Subtotal (non-GAAP):	915.2	676.9	238.2	35.2%	3,096.1	2,555.6	540.5	21.2%

Adjustment for Acquisitions	(206.6)	(6.7)	(200.0)		(439.1)	(60.6)	(378.5)
Adjustment for Regulated Returns and Recall Management Services	(20.4)	(16.1)	(4.4)		(87.4)	(80.5)	(7.0)
Total revenues, as adjusted (non-GAAP):	$688.1	$654.2	$33.9	5.2%	$2,569.6	$2,414.5	$155.1	6.4%

Domestic/ International Breakdown:
Domestic Revenues	$651.1	$477.6	$173.5	36.3%	$2,165.0	$1,788.4	$376.6	21.1%
International Revenues	237.2	199.3	37.9	19.0%	820.9	767.2	53.7	7.0%
Total As Reported Revenues (GAAP)	$888.3	$676.9	$211.4	31.2%	$2,985.9	$2,555.6	$430.3	16.8%

(1) For internal purposes, we exclude the impact of foreign exchange, revenues attributed to acquisitions closed within the preceding 12 months, and revenue from our regulated returns and recall management services when we evaluate organic revenue growth.

This table and the Company’s internal use of non-GAAP adjusted revenues are not intended to imply, and should not be interpreted as implying, that non-GAAP adjusted revenues are a better measure of internal growth or the Company’s performance, as compared to GAAP revenues.

Table to reconcile GAAP Gross Profit to Non-GAAP Gross Profit (in millions)(2)

	Three Months Ended December 31,				Years Ended December 31,
	2015		2014		2015		2014
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
GAAP Gross Profit	$380.4	42.8%	$285.0	42.1%	$1,266.2	42.4%	$1,094.4	42.8%
Plant Conversion Expenses	0.5	0.1%	0.4	0.1%	1.5	0.1%	2.9	0.1%
Non-GAAP Gross Profit	$380.9	42.9%	$285.4	42.2%	$1,267.7	42.5%	$1,097.3	42.9%

(2) In accordance with GAAP, reported Gross Profit includes the impact of the items identified in this table. For internal purposes, including the determination of management compensation, the Company excludes these items from results when evaluating operating performance.

This table and the Company’s internal use of non-GAAP Gross Profit are not intended to imply, and should not be interpreted as implying, that non-GAAP Gross Profit is a better measure of performance than GAAP Gross Profit.

Table to reconcile GAAP EPS to Non-GAAP EPS(3)

	Three Months Ended December 31,				Years Ended December 31,
			Change				Change
	2015	2014	$	%	2015	2014	$	%
GAAP EPS	$0.80	$0.96	$(0.16)	(16.4)%	$2.96	$3.79	$(0.82)	(21.7)%
Acquisition Expenses [a]	0.00	0.03			0.34	0.14
Integration Expenses [a]	0.15	0.08			0.39	0.19
Litigation Expenses [a]	0.05	0.02			0.46	0.05
Changes in Fair Value of Contingent Consideration [a]	--	(0.06)			(0.01)	(0.02)
Impairment of intangible assets [a]	0.02	--			0.02	--
Plant Conversion and Restructuring Expenses [a]	0.04	0.09			0.18	0.12
Add Back Convertible Preferred Stock Dividend [b]	0.12	--			0.14	--
Reallocation of EPS Related to Convertible Preferred Stock If- Converted Method [b]	(0.07)	--			(0.08)	--
Non-GAAP EPS (Adjusted)	$1.11	$1.12	$(0.01)	(0.9)%	$4.40	$4.27	$0.13	3.0%
Diluted Weighted Average Number of Common Shares Outstanding Under If-Converted Method	91,430,668	86,194,513			87,810,927	86,233,612

(3a) In accordance with GAAP, reported earnings per diluted share (EPS) include the after-tax impact of the items identified. For internal purposes, including the determination of management compensation, the Company excludes these items from results when evaluating operating performance.

(3b) For purposes of determining non-GAAP EPS, the Company (1) adds back the mandatory convertible preferred stock dividend; and (2) deducts the EPS impact of the items identified above and the mandatory convertible preferred stock dividend using the “if-converted” method. Under the “if-converted” method used in determining our non-GAAP EPS, the items identified above and the preferred dividend applicable to the convertible preferred stock is added back to net income attributable to Stericycle, the numerator. The Mandatory Convertible Preferred shares are assumed to be converted to common shares at the beginning of the period or, if later, at the time of issuance, and the resulting common shares are included in the denominator.

This table and the Company’s internal use of non-GAAP earnings per diluted share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per diluted share is a better measure of performance than GAAP earnings per diluted share.

Cash flow from operations was $390.3 million and $448.5 million for the full years of 2015 and 2014, respectively.

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: This press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic and market conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, increases in transportation and other operating costs, the level of governmental enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, our obligations to service our substantial indebtedness and to comply with the covenants and restrictions contained in our private placement notes, term loan credit facility and revolving credit facility, our ability to execute our acquisition strategy and to integrate acquired businesses, competition and demand for services in the regulated waste and secure information destruction industries, political, economic and currency risks related to our foreign operations, impairments of goodwill or other indefinite-lived intangibles, variability in the demand for services we provide on a project or non-recurring basis, exposure to environmental liabilities, fluctuations in the price we receive for the sale of paper, disruptions in or attacks on our information technology systems, compliance with existing and future legal and regulatory requirements, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	December 31,
	2015	2014
ASSETS
Current Assets:
Cash and cash equivalents	$55,634	$22,236
Short-term investments	69	380
Accounts receivable, net	614,494	465,473
Prepaid expenses	46,740	30,632
Other current assets	44,891	33,173
Total Current Assets	761,828	551,894
Property, plant and equipment, net	665,602	460,408
Goodwill	3,676,326	2,418,832
Intangible assets, net	1,833,561	909,645
Other assets	43,553	32,523
Total Assets	$6,980,870	$4,373,302

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$161,409	$131,969
Accounts payable	149,202	114,596
Accrued liabilities	196,087	131,743
Deferred revenues	16,989	21,624
Other current liabilities	64,105	60,975
Total Current Liabilities	587,792	460,907
Long-term debt, net of current portion	3,052,639	1,527,246
Deferred income taxes	517,587	403,847
Other liabilities	76,667	64,117
Equity:
Mandatory convertible preferred stock	8	—
Common stock	849	849
Additional paid-in capital	1,141,999	289,211
Accumulated other comprehensive loss	(282,632)	(138,419)
Retained earnings	1,868,014	1,743,371
Total Stericycle, Inc. Equity	2,728,238	1,895,012
Noncontrolling interest	17,947	22,173
Total Equity	2,746,185	1,917,185
Total Liabilities and Equity	$6,980,870	$4,373,302

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,				Years Ended December 31,
	2015		2014		2015		2014
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Revenues	$888,304	100.0%	$676,947	100.0%	$2,985,908	100.0%	$2,555,601	100.0%
Cost of revenues ("COR") - exclusive of depreciation and adjusting items shown below	488,523	55.0%	378,182	55.9%	1,656,573	55.5%	1,401,797	54.9%
Depreciation	18,919	2.1%	13,415	2.0%	61,642	2.1%	56,478	2.2%
Total cost of revenues	507,442	57.1%	391,597	57.8%	1,718,215	57.5%	1,458,275	57.1%
Gross profit (non-GAAP)	380,862	42.9%	285,350	42.2%	1,267,693	42.5%	1,097,326	42.9%
Selling, general and administrative expenses ("SG&A") - exclusive of depreciation, amortization, and adjusting items shown below	177,556	20.0%	112,563	16.6%	539,944	18.1%	433,865	17.0%
Depreciation	7,519	0.8%	3,121	0.5%	20,272	0.7%	15,446	0.6%
Amortization	18,541	2.1%	8,478	1.3%	45,498	1.5%	32,692	1.3%
Total SG&A expense	203,616	22.9%	124,162	18.3%	605,714	20.3%	482,003	18.9%
Income from operations (non-GAAP) - exclusive of adjusting items shown below	177,246	20.0%	161,188	23.8%	661,979	22.2%	615,323	24.1%
Adjusting items:
Plant conversion expenses (COR)	507	0.1%	381	0.1%	1,508	0.1%	2,915	0.1%
Acquisition expenses (SG&A)	(818)	-0.1%	2,661	0.4%	39,138	1.3%	13,333	0.5%
Integration expenses (SG&A)	20,432	2.3%	11,343	1.7%	51,689	1.7%	25,968	1.0%
Change in fair value of contingent consideration (SG&A)	—	0.0%	(5,405)	-0.8%	(640)	0.0%	(1,452)	-0.1%
Impairment of intangible assets (SG&A)	1,781	0.2%	—	0.0%	1,781	0.1%	—	0.0%
Restructuring and plant conversion expenses (SG&A)	4,160	0.5%	10,114	1.5%	21,240	0.7%	11,649	0.5%
Litigation expenses (SG&A)	645	0.1%	3,331	0.5%	59,651	2.0%	6,574	0.3%
Income from operations (GAAP)	150,539	16.9%	138,763	20.5%	487,612	16.3%	556,336	21.8%
Other income (expense):
Interest expense, net	(24,908)	-2.8%	(18,139)	-2.7%	(77,274)	-2.6%	(66,022)	-2.6%
Other income/ (expense), net	4,525	0.5%	(1,177)	-0.2%	569	0.0%	(2,746)	-0.1%
Total other expense	(20,383)	-2.3%	(19,316)	-2.9%	(76,705)	-2.6%	(68,768)	-2.7%
Income before income taxes	130,156	14.7%	119,447	17.6%	410,907	13.8%	487,568	19.1%
Income tax expense	51,537	5.8%	36,789	5.4%	142,862	4.8%	159,422	6.2%
Net income	78,619	8.9%	82,658	12.2%	268,045	9.0%	328,146	12.8%
Less: net (loss)/ income attributable to noncontrolling interests	(289)	0.0%	132	0.0%	967	0.0%	1,690	0.1%
Net income attributable to Stericycle, Inc.	78,908	8.9%	82,526	12.2%	267,078	8.9%	326,456	12.8%
Less: mandatory convertible preferred stock dividend	10,107	1.1%	—	0.0%	11,791	0.4%	—	0.0%
Net income attributable to Stericycle, Inc. common shareholders	$68,801	7.7%	$82,526	12.2%	$255,287	8.5%	$326,456	12.8%
Earnings per share- diluted	$0.80		$0.96		$2.96		$3.79
Weighted average number of common shares outstanding - diluted	85,949,461		86,194,513		86,162,609		86,233,612

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	December 31,
	2015	2014
OPERATING ACTIVITIES:
Net income	$268,045	$328,146
Adjustments to reconcile net income to net cash provided by operating activities:
Stock compensation expense	21,750	17,773
Excess tax benefit of stock options exercised	(16,897)	(17,906)
Depreciation	81,914	71,924
Amortization	45,498	32,692
Deferred income taxes	(6,715)	16,550
Other, net	7,467	8,932
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(55,890)	(34,116)
Accounts payable	26,366	(5,712)
Accrued liabilities	23,133	21,279
Deferred revenues	(4,615)	1,017
Other assets and liabilities	294	7,921
Net cash provided by operating activities	390,350	448,500
INVESTING ACTIVITIES:
Payments for acquisitions, net of cash acquired	(2,419,437)	(374,321)
Proceeds from/ (purchases of) investments	294	(1,957)
Capital expenditures	(114,761)	(86,496)
Net cash used in investing activities	(2,533,904)	(462,774)
FINANCING ACTIVITIES:
Repayments of long-term debt and other obligations	(93,172)	(101,231)
Proceeds from foreign bank debt	53,747	205,086
Repayments of foreign bank debt	(87,308)	(193,284)
Proceeds from term loan	1,550,000	—
Repayments of term loan	(300,000)	—
Proceeds from private placement of long-term note	600,000	—
Repayments of private placement of long-term note	(100,000)	—
Proceeds from senior credit facility	1,907,402	1,413,026
Repayments of senior credit facility	(2,004,385)	(1,216,031)
Repayments of capital lease obligations	(3,865)	(5,826)
Payments of deferred financing costs	(9,903)	(2,280)
Payment for hedge	(8,833)	—
Purchases and cancellations of treasury stock	(130,576)	(194,066)
Proceeds from issuance of mandatory convertible preferred stock	746,900	—
Dividends paid on mandatory convertible preferred stock	(10,106)	—
Proceeds from issuances of common stock	60,124	51,852
Excess tax benefit of stock options exercised	16,897	17,906
Payments to noncontrolling interests	(5,714)	(5,201)
Net cash provided by/ (used in) financing activities	2,181,208	(30,049)
Effect of exchange rate changes on cash	(4,256)	(608)
Net increase/ (decrease) in cash and cash equivalents	33,398	(44,931)
Cash and cash equivalents at beginning of period	22,236	67,167
Cash and cash equivalents at end of period	$55,634	$22,236

NON-CASH ACTIVITIES:
Issuances of obligations for acquisitions	$80,189	$145,938